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                                                                   EXHIBIT 10.16

                                   1999 - 2002

                             MASTER TRUCK AGREEMENT
                        MOTOR CARGO, SALT LAKE CITY, UTAH

THIS AGREEMENT deemed made and entered into by and between MOTOR CARGO, Salt Lake City, Utah, hereinafter referred to as the COMPANY, and the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, LOCAL UNION NO. 222, hereinafter referred to as the UNION.


ARTICLE I - SCOPE OF AGREEMENT

SECTION 1. MASTER AGREEMENT. The execution of this Master Agreement and any attached Supplements on the part of the Company shall cover all truck operations of the Company which are covered by this Agreement and shall have application to the employees within the bargaining unit defined below.

SECTION 2. This Agreement shall not be applicable to those operators of the Company which are covered by a collective bargaining agreement with a Union not signatory to this Agreement or to those employees not designating a signatory union as their collective bargaining agent nor to any other employee or non-employee. Except as expressly provided, nothing herein or in the attached supplements shall be construed as implying either a limitation or a guarantee of work or assignment of any employee or group of employees.

ARTICLE II - RECOGNITION

SECTION 1. The Employer recognizes the Union as the sole and exclusive collective bargaining representative of all full-time and regular part-time, Utah-based Pick-Up and Delivery Employees, Dock Employees, and Drivers employed by the Employer and all Employees employed by the Employer at its Truck Service Center, including Mechanics, Tire Men, Fuelers, Lube Men, and Parts Men, excluding all Office Clerical Employees, Professional Employees, Janitors, Guards, and Supervisors as defined in the Act.

SECTION 2. The Union recognizes that all of the powers, rights, functions, and authority of the Employer, other than those expressly restricted or regulated by one or more of the specific (as distinct from any implied) provisions of this Agreement are retained by the Employer. Management shall be allowed broad application of retained rights in making decisions and taking action during the term of the Agreement. Any claim of a violation of this subsection of the contract shall not be a proper subject for arbitration nor within the authority of an arbitrator to a upon without the prior written voluntary consent of the Employer during the term of this Agreement. Retained rights shall not be the subject of further bargaining without the prior written voluntary consent of the Employer.


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ARTICLE III - STEWARDS

SECTION 1. The Company recognizes the right of the Union to designate employee job stewards and alternates. Duties as a Steward shall not interfere with his duties as an employee nor with the work of other employees.

ARTICLE IV - LEAVES OF ABSENCE

SECTION 1. The Company may grant a leave of absence without pay or benefits to an employee. An employee desiring a leave of absence shall secure written permission in advance from the Company. The maximum leave of absence shall be for ninety (90) days and may be extended for like periods up to a maximum of one
(1) year. The Company will notify the Union of all approved leaves of absence. The Union agrees that in making requests for time off for Union business, due consideration shall be given to the men affected in order that there shall be no disruption of the Company's operations.

SECTION 2. The Company agrees to grant the necessary and reasonable time off without discrimination or loss of seniority rights and without pay, to any employee designated by the Union to attend a labor convention, or serve in any capacity or other short term official union business, provided forty-eight hours written notice is given to the Company by the Union, specifying length of time off. The Union agrees that, in making requests for time off for union activities, due consideration shall be given to the number of men affected in the order that there shall no disruption of the Company's operations due to the lack of available employees.

SECTION 3. During the period of any leave, an employee shall not engage in gainful employment in the same industry, unless agreed to by the Company in writing. Failure to comply with this provision shall result in complete loss of any further job rights and immediate termination of the employee involved.

SECTION 4. Employees may take unpaid family leave of up to twelve (12) weeks per year in accordance with the Family Medical Leave Act. The employees seniority shall continue as if the employee had not taken a leave under this section. The Employer will maintain health coverage in the normal manner during the period of the leave. Any state or local laws which provide for greater employees rights shall supersede this section.

ARTICLE V - SENIORITY

SECTION 1. Seniority rights for employees shall be in accordance with the provisions outlined in the supplements of this Agreement.

SECTION 2. The extent to which seniority shall be applied as well as the methods and procedures of such application shall be as clearly set forth in each of the supplemental agreements.


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ARTICLE VI - MAINTENANCE OF STANDARDS

SECTION 1. No employee shall suffer a reduction in his basic hourly wage rate now being paid prior to the execution or adoption of this Agreement.

SECTION 2. The Company agrees not to enter into any written agreement or contract with its employees, individually or collectively, which conflicts with the terms and provisions of this Agreement. Any such agreement shall be null and void.

SECTION 3. Where new types of equipment for which rates of pay are not established by this Agreement are put into use within operations covered by this Agreement, rates covering such operations shall be subject to negotiations between the parties. Rates agreed upon shall be effective as of the date equipment is put into use if agreement can be reached within thirty (30) days, if not then, rates agreed upon shall be effective as of the date they are agreed upon.

ARTICLE VII - DISCHARGE OR SUSPENSION

SECTION 1. The Company shall have the right to terminate part-time (normally scheduled less than forty (40) hours per week) and probationary employees (less than ninety (90) days) for any reason and to terminate arty other employee due to lack of work, shortage of equipment, emergencies over which the Company has no control, or for other similar business reasons or for just cause. However, nothing in this Agreement shall be construed as giving a person the right to get or retain a job for which he is not qualified, not physically capable, or which neglects or refuses to do.

SECTION 2. Each employee will do his part to do the work assigned to him in a workmanlike manner satisfactory to the customer and the Employer, realizing that safe, economical, and reliable service to customers is the basis of existence both for employees and the Company. The Company reserves the exclusive right to direct and control employees and, where it deems necessary, reprimand, discipline, and/or discharge an employee, for just cause. In the event of minor failures or infractions by a regular, full-time employee, he shall not be suspended or discharged without having received at least one (1) prior written warning notice for the same or similar infraction within the prior nine (9) months. Three or more earning notices (not necessarily for the same or similar infraction) within a nine (9) month period shall be considered just cause for suspension or discharge. Warning notices under this Agreement shall be issued within ten (10) days after the event occurs or is discovered by the Company and, when issued, a copy shall be mailed to the Union within five (5) days. An employee shall have the right to protest a warning notice he feels is unjustified within ten (10) days.

SECTION 3. It is understood that no prior warning notice need be given in the event of such things as (but not limited to):


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        o       Drunkenness on the job.

        o Use, being under the influence, possession or sale of drugs or narcotics on the job or when in possession of or responsible for a company truck or similar equipment.

        o       Dishonesty.

        o Unexcused failure to show up for work for three (3) consecutive working days.

        o Careless operation of equipment resulting serious loss or damage of equipment or load upset of a unit or trailer.

        o Speeding in excess of Company rules resulting in damage or recklessness resulting in damage.

        o       Carrying of unauthorized persons, materials, or goods.

SECTION 4. If a suspended or discharged employee feels the suspension or discharge was without just cause, the employee may request a hearing before the operations manager or his representative provided such request is made within five (5) working days after the suspension or discharge. Upon such timely request, the employee shall be granted a hearing. At that time, the employee, the Union, and any other interested party may present evidence or testimony or argument in support of the contention that the discipline or discharge was without just cause. After hearing all such evidence and testimony, the Company shall give the employee and the Union an answer that confirms, modifies, or reveres the original discipline or discharge. If this answer is not acceptable, the Union may request arbitration on the matter, provided such request is made within five (5) working days after the answer is given. Arbitration will be based on the same evidence and testimony that was given to the operations manager and upon which he predicated an answer, except upon proof that such testimony was not available at the time of original hearing.

ARTICLE VIII - GRIEVANCE AND ARBITRATION

SECTION 1. Every reasonable attempt will be made by both parties to resolve any grievance without arbitration. However, if the parties cannot arrive at an understanding, the grievance may be submitted to a jointly acceptable neutral arbitrator, provided arbitration is requested within thirty (30) days of the event giving rise to the grievance. Arbitrable grievances shall be limited to a claim of a violation of one or more of the specific (as distinct from any implied) provisions of this Agreement or a claim of unjust discharge or disciplinary suspension unless prior voluntary agreement to arbitrate is obtained in writing from both parties prior to proceeding to arbitration. If the Union and the Company are unable to agree on an arbitrator, each shall designate a qualified arbitrator and invest him with power to select a qualified arbitrator. Any qualified arbitrator agreed upon jointly by such representatives of the Union and the Company shall be the arbitrator and shall be empowered to make a final and binding decision in conformity with the submission agreement and the terms of this Agreement.

SECTION 2. The arbitrator shall have no power to change this agreement in any way, nor to impose conditions on the parties he thinks the parties did or should have agreed upon. He shall


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be limited to findings of facts and applying the provisions of this agreement to those facts. Except in the event of an unjust discharge, the Company shall not be required to pay twice or to pay one employee for work done and paid for to another employee.

The arbitrator shall render his award within thirty (30) days after the closing of the hearings. The decision of the arbitrator shall final and binding and shall determine the subject of the arbitration for the duration of this Agreement.

The compensation and expenses of the neutral arbitrator shall be borne jointly by the parties to this Agreement.

ARTICLE IX - BONDS

SECTION 1. Should the Company require any employee to give bond, cash bond shall not be compulsory, and any premium involved shall be paid by the Company. The primary obligation to procure bond shall be on the Company. If the Company cannot arrange for a bond within ninety (90) days, it must so notify the employee in writing. Failure to so notify shall relieve the employee of the bonding requirement. If proper notice is given, the employee shall be allowed thirty (30) days from the date of such notice to make his own bonding arrangements. Standard premium shall be the premium paid by the Company for bonds applicable to all other of its employees in similar classifications. Any excess premium is to be paid by the employee.

SECTION 2. In cases where bond cannot be arranged, or bond is canceled, the employee shall be on standby until he can obtain bond or replacement bond at no extra cost to the Company.

ARTICLE X - EXAMINATION AND IDENTIFICATION FEES

SECTION 1. Physical, mental or other examinations required by a government body or the Company shall be promptly complied with by all such employees, provided, however, the Company shall pay for all such examinations, except in the case of driver's or chauffeurs' license examination. Examinations are to be taken at the employee's home terminal. Employees will not be required to take examinations during their working hours, without pay for the time consumed.

The Company reserves the right to select its own medical examiner or physician, and the Union may, if it believes an injustice has been done an employee, have said employee re-examined at the union's expense.

In the event of disagreement between the doctor selected by the Employer and the doctor selected by the Union, the Company and the Union doctors shall together select a third doctor within thirty (30) days whose opinion shall be final.


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SECTION 2. Should the Company find it necessary to require employees to carry or record full personal identification, such requirement shall be complied with by the employees. The cost of such requirement shall be borne by the Company.

ARTICLE XI - UNIFORMS

SECTION 1. The Company agrees that if any employee is required to wear any kind of uniform as a condition of his continued employment, such uniform shall be furnished and maintained by the Company free of charge, at the standard required by the Company.

SECTION 2. Voluntary pooling arrangements for the purchase of uniforms shall not come within the scope of this Article.

ARTICLE XII - PASSENGERS

SECTION 1. No driver shall allow anyone, other than employees of the Company who are on duty, to ride on his truck, except by written authorization of the Company. This shall not prohibit drivers from picking up other drivers or helpers in wrecked or broken down equipment for transportation to the first available point of communication or repair.

ARTICLE XIII - COMPENSATION CLAIMS

SECTION 1. The Company agrees to cooperate toward the prompt settlement of employee on-the-job injury claims when such claims are due and owing.

SECTION 2. The Company shall provide Workmen's Compensation far all employees as required by State Law.

SECTION 3. When an employee is injured on the job, he shall receive full pay for that day or his current tour of duty, as the case may be, with a minimum of eight (8) hours pay.

SECTION 4. In the event an employee is injured or becomes ill while on a run away from his home terminal and return to his home terminal is deemed reasonably necessary by an attending physician, the Company shall arrange and pay for transportation by plane, or as directed by the doctor, to his home. In case of death away from home terminal the Company shall bear the cost of bringing the body home.

ARTICLE XIV - MILITARY CLAUSE

SECTION 1. An employee enlisting in or entering the Armed Forces of the United States shall be granted all rights and privileges provided by applicable laws.


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ARTICLE XV - DEFECTIVE EQUIPMENT AND DANGEROUS CONDITIONS

SECTION 1. The Company shall not require employees to take out on the streets or highways any vehicle that is not in safe operating condition or equipped with the safety appliances prescribed by law. It shall not be a violation of this Agreement for any employee to refuse to operate such equipment unless such refusal is unjustified. The employee may be assigned other duties or equipment at the Company's option.

SECTION 2. Line or pick-up and delivery equipment, used in short line, peddle or local operation, shall have steps or some other suitable device to enable drivers to get in and out of the body.

SECTION 3. The Company shall install and maintain heaters and defrosters on all trucks and tractors, except where climatic conditions make this unnecessary.

ARTICLE XVI - TIME SHEETS, PAY PERIODS AND PAY DAYS

SECTION 1. Pay day shall be at least semi-monthly, not more than seven (7) days after the close of the pay period provided, however, that present arrangements shall not be disturbed by this provision except by mutual agreement.

The Company shall have a regularly designated pay day for employees, in each of the various classifications.

When a regular designated pay day falls on Sunday or a holiday, the pay checks for the employee not designated to work on such Sunday or holiday shall be made available on the preceding day.

Upon discharge the Company shall pay all money due the employee not later than the end of the next working day if requested by the employee. Upon quitting, the Company shall pay all money due the employee on the payday in the week following such quitting, unless governed by more restrictive requirement of State Law.

SECTION 2. The Company shall furnish each employee with an itemized statement of earnings and deductions which are included in the check.

SECTION 3. Employees in line operations shall be required to complete all required Company time sheets showing the arrival and departure at terminal and intermediate stops and the cause and duration of all delays, time spent loading and unloading, and same shall be turned in at the end of each trip.

Employees in local operations will record their time as required by the Company.


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SECTION 4. All claims for wages or complaints thereof which an employee might have against the Company shall be filed within thirty (30) days of the payday where the complaint occurred; otherwise, the Union, the employee, and the Company agree that payment shall have been made in full.

ARTICLE XVII - POSTING AND BULLETIN BOARDS

SECTION 1. A copy of this Agreement, together with all supplements applicable to work performed on or from the premises, shall be posted in a conspicuous place in each terminal.

SECTION 2. The Company agrees to provide suitable space for the Union bulletin board in each terminal. Postings by the Union on such boards are to be confined to official business of the Union.

SECTION 3. The authorized business representative of the Union shall have access to Company premises at reasonable times during regular business hours, upon making prior arrangements with the terminal manager or whoever is in charge of employees. Interviews with employees shall be carried on in a place designated by the Company and shall not interfere with the work or operations of the Company. This privilege shall not be abused.

ARTICLE XVIII - SUB-CONTRACTING

SECTION 1. The Company reserves the right to sub-contract any work or services performed by employees of the collective bargaining unit; however, the Company shall not contract out work for the purpose of laying off regular full-time employees or retaining such employees in laid off status.

SECTION 2. It is expressly understood that owner-operators, lessors, or sub-contractors of any kind and the men they employ are not to be considered employees of the Company covered under this contract, nor are their operations covered, controlled, or restricted in any way by this Agreement.

ARTICLE XIX - SEPARABILITY AND SAVINGS CLAUSE

SECTION 1. If any Article or Section of this Master Agreement, or any of the other agreements supplemental hereto should be held invalid by operation of law or by any tribunal of competent jurisdiction or if compliance with or enforcement of any article or section of the agreements referred to above, should be restrained by such tribunal pending a final termination as to its validity, the remainder of the Agreement or Supplemental Agreement or the application of same to persons or circumstances other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained, shall not be affected thereby.


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ARTICLE XX - COMPANY RULES, SAFELY AND DRUG PREVENTION

SECTION 1. The Union recognizes the right of the Company from time to time upon reasonable notice to establish such reasonable Company rules as it may deem necessary, provided that such rules are not in conflict with the terms of this Agreement. A copy of any Company rules reduced to writing shall be given each employee and the Union. Employees will abide by reasonable rules and instructions of the Company not in conflict with the terms of this Agreement as a condition of continued employment.

SECTION 2. The parties agree that safety and health are the responsibility of each individual and all parties. The Employer agrees to take reasonable measure to provide a safe and healthy place to work in accordance with existing government regulations. The employees agree to work in a safe manner, properly use and care for equipment provided by the Employer, operate equipment safely, and to observe safety and operating rules as established and posted from time to time by the Employer as a condition of continued employment. As a condition of employment the employee agrees not to use, possess, sell or be under the influence of illegal drugs at work or to possess, drink or be under the influence of alcohol at work. The Employer shall have the right to establish, maintain, and enforce reasonable rules and regulations to assure orderly operations. The Union agrees to support Management's efforts to run a safe, dent and drug free company.

SECTION 3. Drug prevention. The Union fully supports the substance abuse prevention and testing program as published the Company under applicable state and federal laws and regulations which the Employer has the full right to administer and fully enforce and amend from time to time as it might deem necessary to conform with law or regulation. The Employer will keep the Union informed of any changes in the program. The Union reserves the right to file a grievance upon a claim that the Employer's enforcement was without justification or was discriminatory.

ARTICLE XXI - VACATIONS AND VACATION COMPENSATION

SECTION 1. A regular, full-time employee shall receive one (1) week of paid vacation after completing one (1) year of continuous employment with the Company. After two (2) years of continuous employment, a regular, full-time employee shall receive two (2) weeks of paid vacation, three (3) weeks after ten
(l0) years of continuous employment, and four (4) weeks after twenty (20) years of continuous employment.

Service means continuous employment with the Company uninterrupted by termination. In the event of any termination and subsequent rehire, vacation and vacation pay shall begin anew as in the case of a NEW HIRE. Vacation rights and related vacation pay is earned and vested on each annual anniversary date of employment pertinent to the affected employee.


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SECTION 2. Vacation pay shall be computed as follows:

Pay for one (1) week of vacation shall be paid in the amount of one fifty-second (1/52nd) of the gross annual earnings of the employee during the twelve (12) month period immediately prior to a employee's anniversary date.

Pay for two (2) weeks vacation shall be in the amount of two fifty-seconds (2/52nds) of the gross annual earnings of the employee during the twelve (12) month period immediately prior to the employee's anniversary date.

Pay for three (3) weeks vacation shall be in the amount of three fifty-seconds (3/52nds) of the gross annual earnings of the employee during the twelve (12) month period immediately prior to the employee's anniversary date.

Pay for four (4) weeks vacation shall be in the amount of four fifty-seconds (4/52nds) of the gross annual earnings of the employee during the twelve (12) month period immediately prior to the employee's anniversary date.

Vacation pay shall be due and payable when the vacation is taken. Time off for vacation shall be as agreed between the employee and the Company but the Company shall have the final right to determine when vacations are taken.

An employee who quits, or who is discharged after the completion of one (1) full year of employment shall be entitled to a pro-rated vacation pay allowance upon severance of employment, computed upon the same formula he would have received had he completed such year of employment.

Pro-rated vacation pay shall be paid with final check upon severance of employment.

Laid off employees, who have completed at least one (1) year of service, who are qualified to receive pro-rata vacation pay at the time of lay-off, shall have the option of collecting accumulated pro-rata vacation pay for the portion of employment year worked at the end of thirty (30) days following the date of such lay-off.

An employee transferred from one supplemental agreement and/or terminal under this Agreement to another shall suffer no loss of vacation, provided the employment is continuous.

ARTICLE XXII - PAID HOLIDAYS

SECTION 1. A regular full-time employee with seniority who has completed the probationary period shall receive eight (8) hours' pay at his regular hourly rate of pay for NEW YEARS DAY, WASHINGTON'S BIRTHDAY, MEMORIAL DAY, FOURTH OF JULY, LABOR


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DAY, THANKSGIVING DAY, FRIDAY AFTER THANKSGIVING, CHRISTMAS EVE, and CHRISTMAS
DAY.

Should any regular full-time employee work one of the above holidays or any day celebrated in lieu thereof, he shall receive his holiday pay plus the pay earned during that day. No employee shall be called on the above-named holidays for less than a full day.

When any one of the above holidays fall on Sunday, the Monday following shall be considered the holiday. If a holiday falls during an employee's vacation, he shall receive pay for the holiday in addition to his vacation pay.

SECTION 2. A regular full time employee with seniority, who has completed the probationary period and is assigned to a work week schedule of four (4) ten (10) hour days shall receive ten (10) hours pay at his/her regular hourly rate for each day listed in Section 1, above, provided the holiday occurs during a scheduled work week. If the holiday falls outside of the scheduled work week the employee will receive eight (8) hours pay at their regular hourly rate.

ARTICLE XXIII - CHECK-OFF

SECTION 1. The Employer will deduct Union dues from the payroll payments for each employee who authorizes the deduction by voluntarily executing a written, revocable statement requesting to the Employer to make such deductions. The Employer will forward the amounts so deducted to the Union. The authorization may be canceled at any time by the employee by notifying the Company and the Union in writing.

ARTICLE XXIV - HEALTH AND WELFARE PROGRAM: PENSION PLAN

SECTION 1. The Company will continue its own Company wide Health and Hospitalization Insurance Program during the term of this Agreement. This program shall be offered to eligible employees on the same basis offered non-represented employees. Employees who wish to participate may do so in accordance with the terms of the individual program and company policy provided they meet the qualifications, sign up and authorize any necessary payroll deductions. The Employer shall continue to administer the plans in accordance with whatever detailed terms and conditions are in effect at the appropriate time. Cafeteria plan extras are voluntary and Employee paid. The Employer shall be free to amend, alter or terminate any plan it deems necessary during the term of this Agreement. The Employer will give the Union advance written notice and the opportunity to bargain on alternatives in the event of a major change in its basic Health and Hospitalization plan; however, this shall not prevent the Employer from going forward with the changes in an orderly fashion.

SECTION 2. Each full-time employee eligible for the Company insurance shall have the option to select either the Company plan or the Utah-Idaho Teamster Security Fund. Once the


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employee chooses the plan he desires, the option shall remain in effect for a period of at least one (1) year. An employee who chooses to join either health plan cannot later join the other plan without first satisfying that plan's insurance provisions regarding pre-existing conditions.

The Utah-Idaho Teamster Fund payment of the Company is $364.75 per month December 1, 1999 (up to $404.75 1/1/00; up to $429.75 4/1/01 and up to $454.75
4/1/02) for employees choosing that plan based on working 80 hours the prior month. Include Teamsters Plan B+, Dental and Vision Care under cafeteria plan (pre-tax) payroll deduction from incentive or other monthly pay. The company will authorize payroll deduction of premium in excess of Company contribution.

By the execution of this Agreement, the parties hereto accept the provisions of the Agreement and Declaration of Trust of the Utah-Idaho Teamsters Fund as it may be revised from time to time and agree to enter into the appropriate Trust Agreement and ratify all actions heretofore taken or to be taken hereafter by the Trustees acting within the scope of their authority thereunder. The Employer accepts the Employer Trustees under such Agreement.

SECTION 3. The Company wilt maintain its own existing pension plan during the term of this Agreement. The Company may change and/or improve the program without prior notice or bargaining, but may not eliminate the program during the term of this Agreement.

ARTICLE XXV - NONDISCRIMINATION

SECTION 1. Membership in the Local Union is not compulsory. Employees have the right to join, not join, maintain, or drop their membership in the Local Union as they see fit. Neither party shall exert any pressure on or discriminate against an employee as regard to such matters. The parties agree there shall be no discrimination on the basis of race, creed, sex, national origin, age or handicap as required by law.

ARTICLE XXVI - PICKET LINES AND STRUCK GOODS

SECTION 1. There shall be no work stoppage or lock out during the term of this Agreement. The Union recognizes that the Company has an obligation to serve the public. It is understood that the Company must handle all goods and provide uninterrupted service for any shipper, consignee, or other person who so desires this service. The Union and all employees will cooperate to this end. In the event of any action prohibited by this Article, the Union, its officers or agents agree that it will use its prohibited efforts affirmatively to end such prohibited conduct.

The Union voluntarily waives all rights to support or engage in sympathy strikes.

SECTION 2. It shall not be cause for discharge or other disciplinary action in the event an individual employee refuses to enter upon any property involved in a primary labor dispute or


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refuses to go through or work behind any primary picket line including the primary picket line of the Union and including the primary picket lines at the Employer's place of business provided the primary picket line involved has been reviewed and approved by the Joint Council, however, any such employee need not be paid for any work, run or shift not completed and may be replaced by the Company.

ARTICLE XXVII - UNION WAIVER

SECTION 1. All matters not otherwise limited or prescribed by the terms of this Agreement shall be under the exclusive and total control of management. In accepting the considerations and limitations herein agreed to by the Employer, the Union unqualifiedly waives all present and/or future rights during the term of this Agreement to require the Company to bargain collectively on any other aspect of wages, hours, and working conditions affecting employment, whether specifically contained herein or not, thus giving the Company the unilateral right to manage the business subject only to the express terms of this Agreement.

ARTICLE XXVII - TERM OF AGREEMENT

SECTION 1. This Agreement shall be in full force and effect from December 1, 1999 to and including November 30, 2002 and shall continue from year to year thereafter unless written notice of desire to cancel or terminate the Agreement is served by either party upon the other at least sixty (60) days prior to date of expiration.

Where no such cancellation or termination notice is served and the parties desire to continue said Agreement but also desire to negotiate changes or revisions in this Agreement, either party may serve upon the other a notice at least sixty (60) days prior to November thirtieth (30th) of any subsequent contract year, advising that such party desires to revise or change the terms or conditions of such Agreement.


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IN WITNESS WHEREOF the parties hereunto have set their hands and seals this
________ day of ____________, 1999.

MOTOR CARGO, INC.                INTERNATIONAL BROTHERHOOD OF
                                 TEAMSTERS, CHAUFFEURS,
                                 WAREHOUSEMEN AND HELPERS OF
                                 AMERICA, LOCAL UNION #222


BY:   /s/                        BY:   /s/
   ------------------------         -------------------------------

BY:   /s/                        BY:   /s/
   ------------------------         -------------------------------

BY:                              BY:
   ------------------------         -------------------------------


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                                   1999 - 2002

                                   MOTOR CARGO
                              SALT LAKE CITY, UTAH

                         LOCAL AND SHORT LINE SUPPLEMENT


THIS AGREEMENT deemed made and entered into between MOTOR CARGO, INC., Salt Lake City, Utah and the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN, AND HELPERS OF AMERICA, LOCAL UNION NO. 222, is supplemental to and controlled by the MASTER TRUCK AGREEMENT, between the above parties and provides for wages and working conditions.

ARTICLE I - SCOPE OF AGREEMENT

SECTION 1. The execution of this Agreement on the part of the Company shall cover all truck drivers, helpers, dockmen, warehousemen, checkers, hostlers, and such other employees as may be presently or hereafter engaged in pickup, delivery and assembling of freight within the jurisdiction of a signatory union to this contract as outlined herein.

Pick up, Delivery, Local Cartage and Short Line as covered by this Agreement shall mean those operations designated by the Company as short line operations. This shall not be construed as preventing short line employees from performing work that might otherwise be done by long line employees or vice versa.

SECTION 2. Full-time employees covered by this Agreement shall include, but not be limited to, drivers, chauffeurs, or driver-helpers operating truck tractors, motorcycles, passenger or horse-drawn vehicles, or any other vehicles operated on the highway, street, or private road for transportation purposes. The term employee also includes, but is not limited to, employees used in dock work, checking, stacking, loading, unloading, shipping, receiving, assembling, and allied work.

Full-time regular employees are those employees that work continuously for the Company and have completed their ninety (90) day probationary period. All terns and conditions of this Agreement apply to these employees.

Part-time and casual employees are "on-call" and are not granted seniority or benefits (other than wages) under this Agreement. Part-time employees are those normally working less than forty (40) hours per week.

Probationary employees are those full-time employees with less than ninety (90) days of continuous service with the Company. After this ninety (90) day trial period, full-time employees shall be placed on the seniority list.

ARTICLE II - GENERAL PROVISIONS

SECTION 1. There shall be no split shifts for full-time employees.

SECTION 2. The Company agrees to maintain a clean, sanitary washroom, having hot and cold running water and with toilet facilities unless otherwise mutually agreed to.

SECTION 3. A daily time shall be maintained by the Company at its place of business. All terminals with five (5) or more employees shall have time clocks.

SECTION 4. Meal periods shall be established by the Company at either thirty
(30) minutes or one (1) hour, but not both, and shall not be changed except by mutual agreement with an employee. Each classification or shift shall have a uniform meal period.

No employee shall be compelled to take more than one continuous meal period during shift nor compelled to take any part of such continuous hour before he has been on duty four (4) hours or after has been on duty five (5) hours. Meal periods shall not be compulsory at stops where driver is responsible for equipment or cargo, nor shall the meal period be compulsory when or where there is no accessible eating place.

SECTION 5. All employees shall be granted a fifteen (15) minute coffee break, approximately half-way through the first half of their shift, and a fifteen (15) minute coffee break approximately half way through the second half of their shift. Such coffee breaks shall be taken without loss of pay and the employee shall not be required to make up such time.

SECTION 6. Employees may be assigned to any work on an emergency, training, temporary, or intermittent basis. Employees working in a higher pay classification in any given day shall receive the higher rate of pay for all hours worked for that day.

ARTICLE III - SENIORITY

SECTION 1. Seniority shall be established upon successful completion of the probationary period of ninety (90) days continuous service with the Company by a full-time employee. All terms and conditions of the Agreement shall apply to regular full-time employees who have completed the probationary period. After completing the ninety (90) day probationary period, an employee shall be placed on the seniority list as of his date of employment.

Terminal seniority, as measured by length of service at such terminal, shall prevail over Company seniority or seniority under another supplement except where the Company and Union agree to the contrary.

SECTION 2. When it becomes necessary to reduce the working force, the last employee hired shall be laid off first and when the force is again increased, the employees shall be returned to work in the reverse order in which laid off.

A laid off employee shall be given ten (10) days notice of recall mailed to his last known address. The employee must respond to such police within three (3) days after receipt thereof and actually report to work in seven (7) days after receipt of notice unless otherwise mutually agreed. An employee shall lose all seniority rights and right of recall if on layoff longer than eighteen (18) months or upon failure to comply with recall as provided above.

SECTION 3. Seniority shall not apply to probationary, part-time or casual employees. Probationary, part-time and casual employees shall not be used in order to lay off currently working full-time employees and further in the event of a reduction of force, regular full-time employees shall have the right to transfer to part-time or casual employee jobs without losing seniority if they wish, rather than being laid off.

SECTION 4. The Company shall not require, as a condition of continued employment, that an employee purchase truck, tractor and/or tractor and trailer or other vehicular equipment or that any employee purchase or assume any proprietary interest or other obligation in the business.

SECTION 5. All regular runs and new positions are subject to seniority and shall be posted for bids. Posting shall be in a conspicuous place so that all eligible employees shall receive notice of the vacancy. Such posting of bids shall be made not more than once each calendar year, unless mutually agreed, except bids for new runs, new positions or vacancies.

If either party at any time may find the present methods of bidding inoperative as outlined, negotiations may be requested to correct any problems arising under these procedures.

SECTION 6. The Employer shall post in a conspicuous place at the employee's home terminal and shall mail to the Union within thirty (30) days after the signing of this Supplemental Agreement, a list of the regular employees covered by this Supplement Agreement arranged according to their seniority. The above list shall kept current. Protest to any future employee's seniority date or position on such list must be made in writing to the Employer within thirty (30) days after such seniority date or position first appears, and if no protests are timely made, the dates and positions as posted shall be deemed correct. Any such protest which is timely made may be submitted to the grievance procedure.

SECTION 7. In the event that the Company absorbs the business of another private contract or common carrier, or is a party to a merger of line, the seniority of the employees absorbed or effected thereby shall be determined by mutual agreement between the parties, or the parties may agree to submit it to the grievance procedure.

SECTION 8. When a branch, terminal, division or operation is closed and the work of the branch, terminal, division or operation is eliminated, an employee who was formerly employed at another branch, terminal, division or operation shall have the right to transfer back to such former branch, terminal, division or operation and exercise his seniority based on the date of hire at the branch, terminal, division or operation into which he is transferring, provided he has not been, away from such original terminal for more than two (2) years.

When a branch, terminal, division, or operation is closed or partially closed and the work of the branch, terminal, division, or operation is transferred to another branch, terminal, division or operation in whole or in part, an employee at the closed or partially closed down branch, terminal, division or operation shall have the right to transfer to the branch, terminal, division or operation into which the work was transferred if work is available there. Such employee, however, shall go to the bottom of the seniority board and shall have the right of job selection only in accordance with his seniority at such terminal. However, he shall exercise his company seniority for layoff purposes and all other contract benefits.

In all transfers referred to above, the employee must be qualified to perform the job by experience in the classification.

SECTION 9. Where any full-time employee is required by the Company to change residence in order to follow employment as a result of an approved change of operation, the Company shall move the employee or pay his moving expenses. This shall not apply to moves within a radius of one hundred fifty (150) miles. The Company shall not be responsible for moving or moving expenses if an employee changes his residence as a result of voluntary transfer.

SECTION 10. Employees may be assigned to any work as required by the Company to serve the customers. An employee who neglects or refuses the work assigned by the Company may be relieved and sent home from duty or reassigned by the Company.

ARTICLE IV - EXTRA BOARDS

SECTION 1. SHORT LINE EXTRA BOARD: Employees with seniority under this supplement shall have the opportunity to bid for the number of extra board positions designated by the Company for assignment on mileage paid work. Employees will have the opportunity of having their names placed on the extra board as a secondary job. Successful bidders will be used on their regular work assignment and be "on call" as extra mileage paid runs are needed. Where extra board mileage paid drivers are used at a terminal, the Company will assign runs on a first-in, first-out basis wherever practicable.

SECTION 2. LONG LINE EXTRA BOARD: Short line supplement employees shall also have the opportunity to bid on long line extra board positions, as designated by the Company, to do extra board work as it comes up and still retain their short line supplement seniority and regular job. At such time as an opening occurs and the employee elects to transfer to a regular position (not extra board) under the long line supplement, he shall cease to accrue seniority under this supplement and begin to accrue seniority under the long line supplement. In the event of a subsequent reduction of force, he shall exert his seniority under the long line supplement only.

ARTICLE V - HOURS OF WORK AND PAY

SECTION 1. Except as expressly provided in this Agreement, flexibility in methods of payment, hours of work, and extra pay for extra work or other reasons is retained by the Company, any rates of pay or pay practices which are not in conflict with the express provisions of the Agreement, may be continued and will be posted in each terminal. When changes occur in such published rates, a copy will be provided to the steward and the union upon request. Such changes may be made by the Company at any time.

SECTION 2. Except as expressly provided in this Agreement, present practices with respect to scheduling work may be maintained. If changes become necessary, the employees involved will be notified as far in advance as practicable.

SECTION 3. Wherever employees or work is specifically assigned on an hourly basis by the Company such as on the dock or in local driving the following shall apply.

SUB SECTION A. An employee assigned on an hourly basis shall be paid for all time spent in service of the Company as outlined in subsections A through D herein. Rates of pay provided for by this Agreement shall be minimums. Time shall be compute from the time that the employee is ordered to report for work and registers in and until he is effectively released from duty. All time lost due to delays as a result of overloads or certificate violations involving federal, state, or city regulations, which occur through no fault of the driver, shall be paid for exclusive of meal periods.

SUB SECTION B. Any full-time regular employee assigned to a work week schedule of five (5) eight (8) hour days, reporting to work pursuant to instructions, shall be paid four (4) hours pay at his/her regular hourly rate if he/she is not given work. If worked more than four (4) hours he/she shall be guaranteed eight
(8) hours work or pay.

Any full-time regular employee assigned to a work week schedule of four (4) ten
(10) hour days, reporting to work pursuant to instructions, shall be paid four
(4) hours pay at his/her regular hourly rate if he/she is not given work. If worked more than four (4) hours he/she shall be guaranteed ten (10) hours work or pay.

SUB SECTION C. When an emergency "call back" occurs the employee shall be guaranteed not less than two (2) hours pay.

SUB SECTION D. For those employees assigned an eight (8) hour workday, all hours worked in excess of eight (8) hours in one (1) day or forty (40) hours in any work week shall be paid for at one and one half (1 1/2) times the employee's regular rate. For those employees assigned a ten (10) hour workday, all hours worked in excess of ten (10) hours in one (1) day or forty (40) hours in any work week shall be paid for at one and one half (1 1/2) times the employee's regular rate. Overtime shall not be pyramided.

SUB SECTION E. For those employees assigned an eight (8) hour workday, work shall be scheduled for five (5) consecutive days with a limit of four (4) work weeks. For these employees assigned a ten (10) hour work day, work shall be scheduled for four (4) days of the regularly scheduled work week with at least two (2) consecutive days off with a limit of four (4) work weeks. The Union will be supplied at all times with an up-to-date listing of work weeks, start times and bid jobs.

SUB SECTION F. Holidays falling outside the regular scheduled work week shall be paid in addition to pay for actual hours worked in the week.

SUB SECTION G. Minimum hourly rates of pay for hourly assigned employees under this supplement are as listed below:

REGULAR FULL TIME


                                     12/01/99        12/01/00       12/01/01
                                     --------        --------       --------
Drivers - TOP                         $17.66          $18.16         $18.16

1st 6 months                          $13.00          $13.50         $14.00
2nd 6 months                          $13.70          $14.20         $14.70
3rd 6 months                          $14.60          $15.10         $15.60
4th 6 months                          $15.90          $16.40         $16.90


        Note #1 Probationary drivers with driver seniority dates prior to 12/1/93 will be paid twenty (20%) less than the top rate far the first ninety days. No part time employee shall have his hourly rate reduced as a result of being designated a full time employee by the Company.

REGULAR PART TIME                      12/01/99        12/01/00       12/01/01
                                       --------        --------       --------
Drivers - TOP                           $13.00          $13.50         $14.00
        First 500 hours                 $11.50          $12.00         $12.50

Dock - TOP                              $12.25          $12.75         $13.25
        First 500 hours                 $10.65          $11.15         $11.65


        Note #2 Regular part time employees employed as of 12/1/93 will be red circled at their existing rate until the above rates catch up with them.


CASUAL                                 12/01/99        12/01/00       12/01/01
                                       --------        --------       --------
Drivers - TOP                           $10.25          $10.75         $11.25

Dock - TOP                              $10.15          $10.65         $11.15


SECTION 4. MILEAGE RATES AND WORK. Whenever employees or work is specifically assigned on a mileage basis by the Company such as line run, the sub sections A through C shall apply.

SUB SECTION A.  Minimum mileage rates for assignments under this supplement are:
Regular Full Time Employee Single Man


REGULAR
FULL TIME
EMPLOYEES                          12/01/99        12/01/00       12/01/01
                                   --------        --------       --------
Single Man                          $0.3953         $0.4053        $0.4153

Dock - TOP                                            $0.02


SUB SECTION B. MILEAGE DETERMINATION: Mileage shall be paid over the shortest practical route traveled from point of origin to point of destination with the Company realizing that conditions reasonably beyond the control of tine Company or employee may dictate alternate routes.

Mileage will be laid by mileage shown on official state highway maps. When final destination is not shown on the maps available, actual miles traveled will be logged from the last point shown. Mileage shown plus actual miles shall be used. In the event an error in mileage has been made, this error will be corrected immediately.

SUB SECTION C. A11 runs or trips shall be paid for at the mileage rate for miles driver. The applicable hourly rube shall be paid in addition to mileage for work time other than check and fuel time, but not limited to chaining time, lire changes, loading and unloading, waiting to load and unload, breakdown time, time lost due to impassable highways.

ARTICLE VI - TERM OF AGREEMENT

The term of this Supplemental Agreement is subject to and controlled by the MASTER AGREEMENT.


MOTOR CARGO, INC.                INTERNATIONAL BROTHERHOOD
                                 OF TEAMSTERS, CHAUFFEURS,
                                 WARE-HOUSEMEN AND HELPERS
                                 OF AMERICA, LOCAL UNION #222


BY:   /s/                        BY:   /s/
   ------------------------         -------------------------------

BY:   /s/                        BY:   /s/
   ------------------------         -------------------------------

BY:                              BY:
   ------------------------         -------------------------------

                                   1999 - 2002

                                   MOTOR CARGO
                              SALT LAKE CITY, UTAH

                              LONG LINE SUPPLEMENT


THIS AGREEMENT deemed and entered into between MOTOR CARGO, INC, Salt Lake City, Utah and the INTERNATIONAL BROTHERHOOD OF CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, LOCAL UNION NO. 222, is supplemental to and controlled by the MASER TRUCK AGREEMENT between the above parties and provides for wages and working conditions.

ARTICLE I - SCOPE OF AGREEMENT

SECTION 1. For the purpose of this supplement the term "Long Line" is any dry freight operation so designated by e Company as under this supplement and not within the scope of the Local and Short Line Supplement between the parties. This shall not preclude long line employees from performing work that might otherwise be done by local and short line employees or vice versa.

SECTION 2. Employees covered by this Agreement shall include any employee driver, chauffeur or driver-helper operating a truck, tractor, motorcycle, passenger or horse drawn vehicle, or any other vehicle operated on the highway, street or private road for transportation purposes.

Regular employees are those employees other than extra employees that work continuously far the Company and have completed their ninety (90) day probationary period. All terms and conditions of this Agreement apply to these employees.

Extra employees are those employees who normally work less than forty (40) hours her week and have other employment and students enrolled in any institution of learning and extra board employees having seniority under the Short Line Supplement, or any of them. Long Line Extra Board employees (except those under the Short Line Supplement) are on call and are not granted seniority or other benefits (ether than wages) under this Agreement.

Probationary employees are those employees with less than ninety (90) days of continuous service with the Company. After this ninety (90) day trial period, employees shall be placed on the regular seniority list.

SECTION 3. The Company expressly reserves the right to control the manner, means and details if any, by which the owner-operator performs his services as well as the means to be accomplished. They shall not be considered employees under this contract The Company reserves the right to subcontract any work or services performed; however, the Company shah not contract out work for the purpose of laying off regular full-time employees or retaining such employees in laid off status.

ARTICLE II - RATES OF PAY

SECTION 1. Except as expressly provided in this Agent, flexibility in methods of payment, hours of work and extra pay for extra work or other reasons is retained by the Company. Any rates of pay or practices which are not in conflict with the express provisions of this Agreement may be continued and will be posted in each terminal. When changes occur in such published rates, a copy be provided in the steward and union upon request Such changes may be made by the Company at any lime.

SECTION 2. Except as expressly provided in this Agreement, present practices with respect to scheduling work may be maintained. If change becomes necessary, the employees involved will be notified as far in advance as practicable.

SECTION 3. The minimum mileage rates of pay for all miles driven or hours worked under this agreement where such rates apply shall be:

REGULAR FULL TIME LONE LINE EMPLOYEES


Single                12/01/99      $0.3953
                      12/01/00      $0.4053
                      12/01/01      $0.4153


(Sleeper add $0.02 to rate then split, Triples or 48' plus 28' add $0.02)


Other                           12/01/99          12/01/00           12/01/01
                              -----------       ------------       -----------
Work Time                     $     17.02       $      17.52       $     18.02

Break Down                    $      8.51       $       8.76       $      9.01

Holiday                       $     17.66       $      18.16       $     18.66


SUB SECTION A. MILEAGE DETERMINATION. Mileage shall be paid over the shortest practical route traveled from point of origin to point of destination with the Company realizing that conditions reasonably beyond the control of the Company or, employee may dictate alternate routes.

Mileage will be paid by mileage shown on official state highway maps. When final destination is not shown on the maps available, actual miles traveled will be logged from the last point shown. Mileage shown plus actual miles shall be used. In the, event an error in, mileage has been made, this error will be corrected immediately.

All runs or dips shall be paid for at the mileage rate for miles driven.

SECTION 4. Where an employee is called and reports for duty and no work is provided, the employee shall be guaranteed a minimum of four (4) hours pay. The four (4) hour guarantee shall not apply where an employee has been given at least two (2) hours' notice that no work is to be provided. Employees shall be given at (2) hours' notice when ordered to report for duty, at both the home terminal and at the end of the run where he has been effectively released from duty by the Company.

SECTION 5. In all cases where an employee is instructed to ride or drive on Company or leased equipment, he shah receive full pay as specified in the agreement When instructed to deadhead on other than Company or leased equipment, he shall receive hourly rate oft pay for time spent with a minimum of eight (8) hours plugs cost of transportation.

SECTION 6. On a turnaround operation involving the interchange of equipment in a continuous through movement of schedules, the interchange shall such equipment shall be made at a regular designated point Drivers shall not be eased from duty at such turnaround point.

SECTION 7. On breakdowns or impassable highways, each driver on all tars shall be paid one-half of the hourly rate for all time spent on such data, comet with the first hour of fraction thereof, but not to exceed eight (8) hours out o each twenty-four (24) hour period, except that when an employee is required to remain with his equipment during such breakdown or impassable highway, he shall be paid for 2 such delay time at one half (1/2) the rate specified in this Agreement. Where an employee is held longer than eight (8) hour period, he shall m addition be furnished clean, comfortable, sanitary lodging, plus meals, not to exceed three (3) meals in each twenty-four (24) hour delay. The pay for delay time shall be in addition to movies earned for miles driven and/or work performed.

All time lost due to delays as a result of overloads or certificate violations involving federal, state, or city regulations, which occur through no fault of the driver, shall be paid for at the regular applicable hourly rate in s Agreement.

SECTION 8. The applicable hourly rate shall be paid to each lover for time sent other than driving, which shall include, but not be limited to chaining time, the changes, loading and/or unloading, dropping and picking up trailers and hostling.

SECTION 9. When drivers are required to take a rest period or layover doing any one round trip, away from his home terminal, he shall be compensated as follows:

For the first fourteen (1,4) hours of each layover period after the run end, no pay.

For the next eight (8) hours, beginning with the start of the fifteenth (I5th) hour after arrival at the layover point, at the regular hourly rate of pay, with a minimum guarantee of one (1) hour if not dispatched at the beginning of the fifteenth (1) hour.

For the next ten (10) hours, no pay.

For the next eight (8) hours the regular hourly rate of pay.

And continuing on the same basis for each continuing eighteen (18) hours. Each driver will receive $4.00 for meals after eight (8) hours layover. These provisions will only apply at one layover point during any one round trip.

SECTION 10. Drivers of tractor without trailer shall be paid on the same basis as tractor/trailer drivers.

SECTION 11. Drivels shall, except by mutual agreement, be allowed one (1) continuous hour for meals, but in no event less than thirty (30) minutes, nor more than one (1) hour in each ten (10) hour period. A driver shall be compelled to take any part of such continuous hour before he has been on duty four (4) hours or after he has been on duty six (6) hours. Meal period shall not be compulsory at terminals where driver is responsible for equipment or cargo, nor shall meat period be compulsory when or where there is no accessible eating place.

ARTICLE III - SENIORITY

SECTION 1. Seniority shall be established upon successful completion of the probationary pe period of XXX0 days continuous service with the Company. All terms and conditions Agreement shall apply to regular full-time employees who have completed the probationary period. After completing the ninety (90) day probationary period, an employee shah be placed on the seniority list as of his date of employment.

SECTION 2. Terminal seniority under this supplement as measured by length of service at a terminal shall prevail ever Company seniority or seniority under another supplement, except where the Company and Union agree to the contrary.

SECTION 3. When it becomes necessary to reduce the working force the last man hired shall be laid off first and when the force is again increased, the employees are to be returned to work in the reverse order in which laid off.

A laid off employee shall be given ten (10) days' notice of recall mailed to his last known address. The employee must respond to such notice within three (3) days after receipt thereof and actually report to work in seven (7) days after the receipt of notice unless otherwise mutually agreed. An employee shall lose all seniority rights and rights of recall if on layoff longer than eighteen (18) months or upon failure to comply with recall as provided above.

SECTION 4. The Company shall not require, as a condition of continuing employment that an employee purchase truck, tractor, and/or tractor and trailer or other vehicular equipment or that any employee purchase or assume any proprietary interest or other obligation of the business.

SECTION 5. All Rear runs and new positions are subject to seniority and shall be posted for bids. Posting shall in a conspicuous place so that all eligible employees shall receive notice of the vacancy. Such posting of bids shall be made not more than once each calendar year, unless mutually agreed, except bids for new runs, new positions or vacancies.

If either party at any time ma find the present methods of bidding inoperative as outlined, negotiations may requested to correct any problems arising under these procedures.

SECTION 6. The Employer shall post in a conspicuous place at the employee's home terminal, and shall mail to the Union within thirty (30) days after the signing of this Supplemental Agreement, a list of the regular employees covered by this Supplemental Agreement arranged according to their seniority. The above list shall be kept current. Protest to any future employee's seniority date or position on such list must be made in writing to the Employer within thirty (30) days after such seniority date or position first appears, and if no protests are timely made, the dates positions as posted shall be deemed correct. Any such protest which is timely made may be submitted to the grievance procedure.

SECTION 7. In the event that the Company absorbs the business of another private contract or common carrier, or is a party to merger of line, the seniority of the employees absorbed or affected thereby shall be determined by mutual agreement between the parties, or the parties may agree to submit it to the grievance procedure.

SECTION 8. When a branch, terminal, division, or operation is closed and the work of the branch, terminal, division or operation is eliminated, an employee who was formerly employed at another branch, terminal, division or operation shall have the right to transfer back to such former branch, terminal, division or operation and exercise his seniority based on the date of hire at the branch, terminal, division or operation into which he is transferring provided he has not been away from such original terminal for more than two () years.

When a branch, terminal, division or operation is closed or partially closed and the work of the branch, terminal, division or operation is transferred to another branch, terminal, division or operation in whole or in part; an employee at the closed or partially closed down-branch, terminal, division or operation shall have the right to transfer to the branch, terminal, division or operation in which the work was transferred if work is available there. Such employee, however, shall go to the bottom of the seniority board and shall have the right of job selection only in accordance with his seniority at such terminal. However, he shall exercise his Company seniority for layoff purposes and all other contract benefits.

In all transfers refereed to above, the employee must be qualified to perform the job by experience in the classification.

SECTION 9. Where any full-time regular employee is required by one Company to change residence in order to follow employment as a result of an approved change of operation, the Company shall move the employee or pay his moving expenses. This shall not apply to moves within one hundred (150) miles. The Company shall not be responsible for moving or moving expenses if the employee changes his residence as a result of voluntary transfer.

ARTICLE IV - EXTRA BOARD DRIVERS

SECTION 1. LONG LINE EXTRA BEARD: An extra board shall be established by the Company in accordance with the number of extra board positions it may from time to time determine are necessary. Short line Supplement employees shall have the opportunity to bid on long line extra beard positions as designated by the Company, do the extra board work as it comes up and still retain their short lire supplement seniority and regular job. At such trine as a regular (not extra board) opening occurs and the employee elects to transfer to a regular position under this Supplement he shall begot to accrue seniority under this Supplement and shall then exert seniority under this Supplement only. This shall not be interpreted to mean the Employer may not hire new regular long line drivers as it determines openings exist.

SECTION 2. Where extra long line drivers am regularly used at a terminal, the Company will assign runs on a first in, first out basis.

SECTION 3. Employees may be assigned to any work as required by the Company to serve the customers. Any employee who neglects or refuses the work assigned may be relieved and sent home or reassigned by the Company.

ARTICLE V - TERM OF AGREEMENT

The term of this Supplemental Agreement is subject to and controlled by the MASTER AGREEMENT.

MOTOR CARGO, INC.                INTERNATIONAL BROTHERHOOD
                                 OF TEAMSTERS, CHAUFFEURS,
                                 WARE-HOUSEMEN AND HELPERS
                                 OF AMERICA, LOCAL UNION #222


BY:   /s/                        BY:   /s/
   ------------------------         -------------------------------

                                 BY:   /s/
                                    -------------------------------

                                 BY:
                                    -------------------------------

                                   1999 - 2002

                                   MOTOR CARGO
                              SALT LAKE CITY, UTAH

                                 SHOP SUPPLEMENT

THIS AGREEMENT deemed made and entered into between MOTOR CARGO, INC, Salt Lake City, Utah and the INTERNATIONAL BROTHERHOOD OF TEAMSTERS, CHAUFFEURS, WAREHOUSEMEN AND HELPERS OF AMERICA, LOCAL UNION NO. 222, is supplemental to and controlled by the MASTER TRUCK AGREEMENT between the above parties and provides for wages and working conditions.

ARTICLE I SCOPE OF AGREEMENT

SECTION 1. The execution of this Agreement on the part of the Company shall cover all employees employed by the Employer at its Truck Service Center, including--Mechanics, Tire Men, Fuelers, Lube Men, and Parts Men;
excluding--all Office Clerical Employees, Professional Employees, Janitors, Guards, and Supervisors as defined m the Act.

SECTION 2. Full time regular employees are those employees that work continuously for the Company and have completed their ninety (90) day probationary period. All terms and conditions of this Agreement apply to these employees.

Casual and part-time employees are "on-call" and am not granted seniority or benefits (ether than wages under this Agreement Part-time employees are those normally working less than forty (40) hours per week.

Probationary employees are those full-time employees with less than ninety (90) days of continuous service with the Company. After this ninety (90) day trial period, full-time employees shall be placed on the seniority list

ARTICLE II - GENERAL PROVISIONS

SECTION 1. There shall be no split shifts for full-time employees.

SECTION 2. The Company agrees to maintain a clean, sanitary washroom, having hot and cold running water and with toilet facilities unless otherwise mutually agreed.

SECTION 3. The shop shall have its own time clock.

SECTION 4. Meal periods shall be established by the Company at either thirty
(30) minutes or one (1) hour, but not both, and shall not be changed except by mutual agreement with an employee. Each classification or shift shall have a uniform meal period. No employee shall be compelled to eke more than one continuous meal period during his shift nor compelled to take any part of such continuous hour before he has been on duty four (4) hours or after he has been on duty five (5) hours.

SECTION 5. All employees shall be granted a fifteen (15) minute coffee break, approximately half way through the first half of their shift, and a fifteen (15) minute coffee break approximately half-way through the second half of their shift. Such coffee breaks shall be taken without loss of pay and the employee shall not be required to make up such time.

SECTION 6. Employees may be assigned to any work on an emergency training, temporary, or intermittent bass, but shall be paid at their regular rate not to exceed three (3) weeks.

ARTICLE III - SENIORITY

SECTION 1. Seniority shall be established upon successful completion of the probationary period of ninety (90) days continuous service with the Company by a full-time employee. All terms and conditions of the Agreement shall apply to regular, full-time employees who have completed the probationary period. After completing the ninety (90) day probationary period, an employee she placed on the seniority list as of his date of employment.

Shop seniority as measured by length of service in the Shop, shall prevail four purposes of layoff and recall over Company seniority or seniority under another supplement except where the Company and the Union agree to the contrary.

SECTION 2. When it becomes necessary to reduce the working force, the last employee nixed within a classification, shall be laid off first and when the force is again increased, the employees shall be returned to work in the reverse order in which laid off.

A laid off employee shall be given ten (10) days notice of recall mailed to his last known address. The employee must respond to such notice within three (3) days after receipt thereof and actually report to work in seven (7) days after receipt of notice unless otherwise mutually agreed. An employee shall lose all seniority rights and rights of recall if on layoff longer than eighteen (18) months or upon failure to comply with recall as provided above.

SECTION 3. Seniority shall not apply to probationary, part-time or casual employees. Probationary, part time and casual employees shall not be used in order to lay off currently working full-time employees and further in the event of a reduction of force, regular full-time employees shall have the right to transfer to part-time or casual employee jobs without losing seniority if they wish, rather than being laid off.

SECTION 4. All promotions to higher skilled classifications are subject to seniority and shall be posted for bids. Posting will be at a conspicuous place so that all eligible and qualified employees will receive notice of the vacancy. The Company has full authority to determine qualifications of any bidder.

SECTION 5. The Employer shall post in a conspicuous place at the employee's home terminal and shall mail to the Union within thirty (30) days after the signing of this Supplemental Agreement, a list of the regular employees covered by this Supplemental Agreement arranged according to their seniority. The above list shall be kept current. Protest to any future employee's seniority date or position on such list must be made in writing to the Employer within thirty (30) days after such seniority date or position first appears, and if no protests are timely made, the dates and positions as posted shall be deemed correct. Any such protest which is timely made may be submitted to the grievance procedure.

SECTION 6. Where any full-time employee is required by the Company to change residence in order to follow employment as a result of an approved change of operation, the Company shall move the employee or pay his moving expenses. This shall not apply to moves within a radius of 150 miles. The Company shall not be responsible for moving or moving expenses if an employee changes his residence as a result of a voluntary transfer.

SECTION 7. Employees play be assigned to any work as required by the Company to serve the customers. Any employee who neglects or refuses the work assigned by the Company may be relieved and sent home from duty or be reassigned by the Company.

ARTICLE IV - HOURS OF WORK AND PAY

SECTION 1. Except as expressly provided in this Agreement, flexibility in methods of payment, hours of work, and extra pay for extra work or other reasons is retained by the Company, any rates of pay or practices which are not in conflict with the express provisions of the Agreement may be continued and will be posted in each terminal. When changes occur in such published rates, a copy will be provided to the Steward and the Union upon request. Such changes may be made by the Company at any time.

SECTION 2. Present practices except as expressly provided in this Agreement with respect to scheduling work, may be maintained. If a change becomes necessary, the employees involved will be notified as far in advance as practicable.

SECTION 3. Wherever employees or work is specifically assigned on an hourly basis by the Company, the following shall apply:

SUB SECTION A. An employee assigned on an hourly basis shall be paid for all time spent in service of the Company as outlined in sub sections A through D herein. Rates of pay provided for by this Agreement shall be minimums. Time shall be computed from the time that the employee is ordered to report for work and registers in and until he is effectively released from duty.

SUB SECTION B. Any full-time regular employee assigned to a work week schedule of five (5) eight (8) hour days, reporting to work pursuant to instructions, shall be paid four (4) hours pay at his/her regular hourly rate if he/she is not given work. If worked more than four (4) hours he/she shall be guaranteed eight
(8) hours work or pay.

Any full-time regular employee assigned to a work week schedule of four (4) ten
(10) hour days, reporting to work pursuant to instructions, shall be paid four
(4) hours pay at his/her regular hourly rate if he/she is not given work. If worked more than four (4) hours he/she shall be guaranteed ten (10) hours work or pay.

SUB SECTION C. When an emergency "call back" occurs, the employee shall be guaranteed not less than two (2) hours pay.

SUB SECTION D. For those employees assigned an eight (8) hour workday, all hours worked in excess of eight (8) hours in one (1) day or forty (40) hours in any work week shall be paid for at one and one half (1 1/2) times the employee's regular rate. For those employees assigned to a ten( (10) hour workday, all hours worked in excess of ten (10) hours in one (1) day or forty (40) hours in any work week shall be paid for at one and one half (1 1/2) times the employee's regular rate.
Overtime shall not be pyramided.

SUB SECTION E. For those employees assigned an eight (8) hour workday, work shall be scheduled for five (5) consecutive days with a limit of four (4) work weeks. For those employees assigned a ten (10) hour workday, work shall be scheduled for four (4) days of the regularly scheduled work week with at least two (2) consecutive days off with a limit of four (4) work weeks.

SUB SECTION F. Holidays falling outside the regular scheduled work week shall be paid in addition to pay for actual hours worked in the week.

SUB SECTION G. Hourly rates for employees under this supplement shall be as determined on an individual basis by the Employer. However, each shop employee will receive an increase as follows on the date shown:


               12/01/99             $0.50 per hour
               12/01/00             $0.50 per hour
               12/01/01             $0.50 per hour

ARTICLE V TERM OF AGREEMENT

The term of this Supplemental Agreement is subject to and controlled by the MASTER AGREEMENT.

MOTOR CARGO, INC.                INTERNATIONAL BROTHERHOOD
                                 OF TEAMSTERS, CHAUFFEURS,
                                 WARE-HOUSEMEN AND HELPERS
                                 OF AMERICA, LOCAL UNION #222


BY:   /s/                        BY:   /s/
   ------------------------         -------------------------------

                                 BY:   /s/
                                    -------------------------------

                                 BY:
                                    -------------------------------